UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Soliciting Materials Pursuant to Section 240.14a-12

Intellicheck, Inc.

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2019

The following additional proposal and updated proxy card supplements and amends the proxy statement dated April 11, 2019 (the “Proxy Statement”) of Intellicheck, Inc. (“Intellicheck,” “we,” “us” or “our”) furnished to stockholders of Intellicheck in connection with the solicitation of proxies by the Board of Directors of Intellicheck (the “Board”) for the 2019 Annual Meeting of Stockholders and for any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, May 8, 2019, at 1 PM Eastern Time, at the offices of K&L Gates LLP located at 599 Lexington Avenue, Floor 32, New York, NY 10022-6030. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2019. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

The purpose of this Supplement is to add one additional proposal to the 3 prior proposals solicited in the initial Proxy Statement (“Proposal No. 4”). This Supplement does not replace or amend anything set forth in the Proxy Statement other than adding Proposal No. 4.

THE SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record on the close of business on March 11, 2019 are entitled to receive notice of and to vote at the Annual Meeting. This Supplement is being first mailed to such stockholders on April 17, 2019.

Intellicheck will hold the Annual Meeting as previously scheduled. The proposals described and included in Proxy Statement and the one described and included in this Supplement will be presented for stockholder consideration at the Annual Meeting.

Proposal No. 4

SAY ON PAY FREQUENCY - ADVISORY VOTE ON THE FREQUENCY (EVERY ONE, TWO, OR THREE YEARS) OF FUTURE ADVISORY VOTES TO APPROVE OF EXECUTIVE COMPENSATION.

The Dodd-Frank Act of 2010 provides stockholders with the opportunity to vote, on an advisory basis, as to the frequency of stockholder advisory “say-on-pay” votes. You may abstain from voting, or you may select a recommendation as to the frequency of such votes: every one year, two years, or three years. This non-binding advisory vote gives you as a stockholder the opportunity to select a frequency of “say-on-pay” votes.

As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of “say-on-pay” votes. Nevertheless, the Board of Directors may decide to hold a non-binding advisory vote on future compensation of future named executive officers less frequently than the option voted by the stockholders.

In 2013, our stockholders, by advisory vote, approved the frequency of such “say-on-pay” to be every three years. This year we are asking for our stockholders to consider this frequency again.

The Board of Directors has considered this matter and has determined that a non-binding advisory vote on executive compensation every one year is the appropriate to provide stockholders the opportunity to inform Intellicheck of their opinion of our approach to compensation policies and practices, after having sufficient time to observe its impact on our business.

Our Board of Directors recommends a vote of “ONE YEAR” with respect to the advisory vote on the frequency of future advisory votes to approve of executive compensation beginning with the Annual Meeting held in 2020.

Vote Required

Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN. The option receiving the vote of a plurality of the shares of Intellicheck common stock present in person or represented by proxy at the annual meeting will be approved on a non-binding, advisory basis. Abstentions and “broker non-votes” will not be counted for purposes of determining the result of this non-binding advisory vote.